EXHIBIT 8
                                                                       ---------

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

         THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FEBRUARY 9, 2016 (the "EXPIRATION DATE").

No. 2006-[ ]


                                 ARTISOFT, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK


         FOR VALUE RECEIVED, [WARRANTHOLDER] ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant To Purchase Shares of Common Stock (the "Warrant"), from Artisoft, Inc., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an initial exercise price per share equal to $0.01 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 8 hereof is herein referred to as the "Warrant Price"), initially [NUMBER OF SHARES] shares (such number and such other number as shall result, from time to time, from the adjustments specified in Section 8 hereof is herein referred to as the "Warrant Shares") of Common Stock (as defined below). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. As used herein, "Common Stock" means the common stock, $0.01 par value per share, of the Company, and any capital stock of any class of the Company hereafter authorized that shall not be entitled to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. This Warrant is one of the several warrants (collectively, the "February 2006 Warrants") evidencing the right to purchase shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated as of February 9, 2006 by and among the Company, the Warrantholder and the other parties thereto (as such agreement is amended and/or restated and in effect from time to time, the "2006 Purchase Agreement").

         Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

         Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

         Section 3. Exercise of Warrant.

                                Warrant - Page 2

         (a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or by cash-less exercise as provided in Section
17) for the Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Company), the Warrant Price shall have been paid, the completed Exercise Agreement shall have been delivered and, in the case of any transfer of Warrant Shares effected at the time of such exercise, an appropriately executed stock power and a certificate containing such reasonable and appropriate customary representations as may be reasonably requested by the Company shall have been delivered to the Company. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or, subject to compliance with applicable law, such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         (b) Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Sections 5.2,
5.3 and 5.4 of the 2006 Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

         Section 4. Compliance with the Securities Act. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

         Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The holder shall be responsible for income and gift taxes due under federal, state or other law, if any such tax is due.

         Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

                                Warrant - Page 3

         Section 7. Reservation of Common Stock. The Company shall use its best efforts to, as soon as practicable, amend its certificate of incorporation to increase the number of shares of Common Stock authorized but unissued sufficient to allow reservation of all shares required to be reserved under the Warrant, and the Company shall thereafter at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by the Warrant in compliance with its terms. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Warrant Price therefor in accordance with the terms of this Warrant (or by cash-less exercise as provided below), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         Section 8. Adjustments to Warrant Price and Warrant Shares. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

         (a) If and whenever after the Original Issue Date (as defined below) the Company shall issue Additional Shares of Common Stock (as defined below) or is otherwise deemed to issue Additional Shares of Common Stock (including, without limitation, the issuance or deemed issuance of Options (as defined below) and Convertible Securities (as defined below)), in either case, without consideration or for a consideration per share less than the Conversion Price (as defined below) (such transaction is referred to as a "Triggering Transaction"), then forthwith upon such Triggering Transaction, the number of Warrant Shares shall, subject to and in accordance with the applicable provisions of this Section 8, be increased to the number of Warrant Shares (calculated to the nearest whole share of Common Stock) determined as follows:

                           W'   =  W + [N - (T x N / E)] x W / [O + (T x N / E)]
                                       -----------------------------------------
                                            1 - {W / [O + (T x N / E)]}

                  Where:

                           "O" shall mean the number of (i) shares of Common
Stock and (ii) shares of Common Stock issuable upon conversion or exercise of Convertible Securities, in each case, outstanding immediately prior to the Triggering Transaction.

                           "E" shall mean the Conversion Price.

                           "W" shall mean the number of Warrant Shares
immediately prior to the Triggering Transaction.

                           "N" shall mean the number of new shares of Common
Stock issued and/or deemed to be issued in connection with the Triggering Transaction.

                           "T" shall mean the aggregate consideration and/or
deemed consideration paid per share of Common Stock issued or issuable as a result of the Triggering Transaction.

                           "W'" shall mean the adjusted number of Warrant Shares
pursuant to this Section 8.

                  By way of example only, if (i) the Company has 1,000,000 shares of Common Stock and shares of Common Stock issuable upon conversion or exercise of Convertible Securities outstanding

                                Warrant - Page 4

immediately prior to a Triggering Transaction (O=1,000,000); (ii) the number of Warrant Shares immediately prior to such Triggering Transaction is 30,000 (W=30,000); (iii) the Conversion Price is $1.00 (E=$1.00); (iv) the price per share paid for the newly issued shares of Common Stock is $0.50 (T=$0.50); and
(v) the number of new shares to be issued by the Company in connection with the Triggering Transaction is 100,000 (N=100,000), the adjusted number of Warrant Shares would be calculated as follows:

          W' = 30,000 + [100,000 - (0.5 x 100,000 / 1.00)] x 30,000 / [1,000,000
                         + (0.5 x 100,000 / 1.00)] = 31,470.59
                        ---------------------------------------------------
                        1 - {30,000 / [1,000,000 + (0.5 x 100,000 / 1.00)]}

         (b) For purposes of determining the number of Warrant Shares, the following subsections Section 8(b)(i) to Section 8(b)(ix), inclusive, shall be applicable:

                  (i) If the Company at any time or from to time after the Original Issue Date shall issue any Options, whether directly or by assumption in a merger or otherwise, whether or not such Options are immediately exercisable, the purchase price with respect to such Options shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) If the Company at any time or from to time after the Original Issue Date shall issue any Convertible Securities, whether directly or by assumption in a merger or otherwise, whether or not such Convertible Securities are immediately exercisable, the purchase price with respect to such Convertible Securities shall be determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration), if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                  (iii) If the purchase price provided for in any Options referred to in Section 8(b)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 8(b)(i) or 8(b)(ii), or the rate at which any Convertible Securities referred to in Sections 8(b)(i) or 8(b)(ii) are convertible into or exchangeable for shares of Common Stock shall change at any time, including by reason of provisions with respect thereto designed to protect against dilution, the number of Warrant Shares in effect at the time of such change shall forthwith be adjusted to the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities outstanding at the time of such adjustment provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                                Warrant - Page 5

                  (v) In case any shares of Additional Shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Additional Shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Company's Board of Directors (the "Board of Directors") which will be provided in writing to the Warrantholder as soon as possible after the transaction. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors in good faith to such Common Stock, Options or Convertible Securities, as the case may be, which attribution will be provided in writing to the Warrantholder as soon as possible after the transaction.

                  (vi) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 8.

                  (vii) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (viii) For purposes of this Section 8, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Additional Shares of Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Additional Shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (ix) Notwithstanding anything to the contrary set forth in this Warrant, if the Company shall issue any Options and/or Convertible Securities, or otherwise agrees to issue any Options and/or Convertible Securities, then the Company shall be deemed to have issued Additional Shares of Common Stock and the applicable provisions of this Section 8 shall apply to such issuance or deemed issuance.

         (c) If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

                                Warrant - Page 6

         (d) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition without the consent of the Warrantholder unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 8(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

         (e) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(d)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as defined below), less the fair market value (as determined by the Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (1) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (2) if the Common Stock is then quoted on Nasdaq, the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (3) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors and the Warrantholder. The Board of Directors shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Value of a share of Common Stock as determined by the Board of Directors. In the event that the Board of Directors and the Warrantholder are unable to agree upon the Market Value in respect of Section 8(e)(3) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

                                Warrant - Page 7

         (f) In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

         (g) The following terms shall have the following meanings:

                  (i) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to the terms of this Section 8, deemed to be issued) by the Company after the Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively, "Exempted Securities"):

                           (1) shares of Common Stock, Options or Convertible
                  Securities issued or deemed issued as a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by this Section 8;

                           (2) up to an aggregate of 7,088,006 shares of Common
                  Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combinations or other similar recapitalization affecting such shares), including Options therefor, authorized under the Company's various stock option plans in effect as of the Original Issue Date, of which no shares of Common Stock have been issued as restricted stock as of the Original Issue Date or are issuable upon the exercise of Options outstanding as of the Original Issue Date and 7,088,006 shares of Common Stock are issuable to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Board of Directors or a committee thereof;

                           (3) shares of Common Stock or Convertible Securities
                  actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and

                           (4) the issuance of the Additional Warrants (as
                  defined in the 2006 Purchase Agreement) and the shares of Common Stock issued or issuable upon the exercise thereof.

                  (ii) "Conversion Price" shall mean either (i) the conversion price per share in effect from time to time with respect to shares of the Company's Series D Convertible Preferred Stock, par value $1.00 per share (the "Series D Preferred Stock"), or (ii) if no shares of Series D Preferred Stock are outstanding, then the conversion price per share of Series D Preferred Stock that was in effect immediately prior to the date on which the last share of Series D Preferred Stock was outstanding (as appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring on or after such date).

                  (iii) "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                                Warrant - Page 8

                  (iv) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

                  (v) "Original Issue Date" shall mean February 9, 2006.

         Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be delivered upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the current Market Price of such fractional share of Common Stock.

         Section 10. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         Section 11. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Conversion Price, the Warrant Price or the number of Warrant Shares, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Conversion Price, Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

         Section 12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is ComputerShare Investor Services. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

         Section 13. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: (i) if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                  If to the Company:

                           Artisoft, Inc.
                           5 Cambridge Center
                           Cambridge, Massachusetts 02142
                           Attn: President
                           Fax:  (617) 354-3564

                                Warrant - Page 9

                  With a copy to:

                           Andrews Kurth LLP
                           1717 Main Street, Suite 3700
                           Dallas, Texas  75201
                           Attn: Victor B. Zanetti
                           Fax:  (214) 659-4400

         Section 14. Registration Rights. The initial holder of this Warrant may be entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the 2006 Purchase Agreement, and any subsequent holder hereof may be entitled to such rights.

         Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

         Section 16. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 17. Net Issue Election. Notwithstanding any other provision contained herein to the contrary, if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the inability of the Warrantholder to sell the Warrant Shares due to market conditions), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed, at the office of the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

         X = Y (A - B)
             ---------
                 A

         where

                  X = the number of Warrant Shares which the Warrantholder has then requested be issued to the Warrantholder;

                  Y = the total number of Warrant Shares which the Warrantholder has surrendered at such time for cash-less exercise (including both shares to be issued to the Warrantholder and shares to be canceled as payment therefor);

                  A =      the Market Price of a share of Common Stock; and

                  B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

         Section 18. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

                                Warrant - Page 10

         Section 19. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of at least a majority in interest of the Warrant Shares (assuming, for purposes of this Section 19 only, that all February 2006 Warrants had been exercised in full in accordance with their respective terms).

         Section 20. Section Headings. The section heading in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

         Section 21. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder set forth herein. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.


                  [Remainder of Page Intentionally Left Blank]

                            Signature Page to Warrant


         IN WITNESS WHEREOF, Artisoft, Inc. has caused this Warrant to be duly executed, as of the 9th day of February, 2006.


                                             ARTISOFT, INC.

                                             By: /s/ Ken Clinebell
                                                 ----------------------
                                             Name: Ken Clinebell
                                             Title: CFO - Interim

                                   APPENDIX A

                              WARRANT EXERCISE FORM

To:      Artisoft, Inc.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:



                  Address


                  Federal Tax ID or Social Security No.


and delivered by  [  ] certified mail to the above address, or
                  [ ] electronically (provide DWAC Instructions: _________), or [ ] other (specify: _______________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

         By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant, the representations and warranties contained in Sections 5.2, 5.3 and 5.4 of the 2006 Purchase Agreement are true and correct in all material respects with respect to the undersigned.


Dated: ______________,_____                  Signature:________________________


Note: The signature must correspond with     __________________________________
the name of the registered holder as         Name (please print)
written on the first page of the Warrant
in every particular, without alteration      __________________________________
or enlargement or any change whatever,       __________________________________
unless the Warrant has been assigned.        Address

                                             __________________________________
                                             Federal Identification or
                                             Social Security No.

                                             Assignee:

                                   APPENDIX B

                            NET ISSUE ELECTION NOTICE


To:   Artisoft, Inc.

Date: ________________


         The undersigned hereby elects under Section 17 of this Warrant to surrender the right to purchase __________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of __________ shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


                  __________________________________
                  Signature

                  __________________________________
                  Name for Registration

                  __________________________________
                  Mailing Address

                           SCHEDULE OF WARRANT HOLDERS

WARRANTHOLDER                                                NUMBER OF SHARES
-------------                                                ----------------
M/C Venture Partners V, L.P.                                 589,918
Chestnut Venture Partners, L.P.                              24,093
M/C Venture Investors, LLC                                   10,989
Pathfinder Ventures III, L.L.C.                              104,167
SRB Greenway Capital, L.P.                                   16,750
SRB Greenway Capital (Q.P.), L.P.                            131,417
SRB Greenway Offshore Operating Fund, L.P.                   8,083
Walker Smith Capital, L.P.                                   8,438
Walker Smith Capital (Q.P.), L.P.                            48,125
Walker Smith International Fund, Ltd.                        72,583
HHMI Investments, L.P.                                       27,104